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                                                                    EXHIBIT 23.1

                      CONSENT OF SCHWARTZ LEVITSKY FELDMAN

    The Undersigned, Schwartz Levitsky Feldman, Chartered Accountants hereby consents to the use of our name and the use of our opinion dated April 22, 1998 for Dectron Internationale Inc. (the "Company") as filed with its Registration Statement on Form SB-2 being filed by the Company.

Date: July 17, 1998

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
                                    Schwartz Levitsky Feldman, Chartered
                                                 Accountants
                                        /s/ Schwartz Levitsky Feldman
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